UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 15, 2022

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California 90245-5012 (Address of principal executive offices)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

New Senior Secured Revolving Credit Facility

On September 15, 2022, the Company entered into a revolving credit agreement (the “Credit Agreement”) among the Company, as the borrower (in such capacity, the “Borrower”), Bank of America, N.A., as administrative agent, and the other lenders and financial institutions party thereto, providing for $1,400,000,000 in aggregate principal amount of senior secured revolving credit facilities (the “new senior secured revolving credit facility”). The new senior secured revolving credit facility will mature on September 15, 2025.

Interest and Fees

Borrowings under the new senior secured revolving credit facility will bear interest at a floating rate, which can be either, at the Borrower’s option, (a) adjusted Term SOFR plus an applicable margin ranging from 1.125% to 2.000% per annum or (b) an alternate base rate plus an applicable margin ranging from 0.125% to 1.000% per annum, in each case, such applicable margins to be determined based on the Borrower’s debt rating.

In addition to paying interest on the outstanding principal under the new senior secured revolving credit facility, the Borrower will be required to pay (i) an unused line fee per annum of the average daily unused portion of the new senior secured revolving credit facility, (ii) a letter of credit fronting fee based on a percentage of the aggregate face amount of outstanding letters of credit, and (iii) certain other customary fees and expenses of the lenders and agents.

Prepayments

The Borrower may voluntarily repay outstanding loans under the new senior secured revolving credit facility at any time, without premium or penalty.

Guarantors and Collateral

The obligations of the Borrower under the new senior secured revolving credit facility are guaranteed by each domestic subsidiary of the Borrower that guarantees any of the Borrower’s senior unsecured notes (collectively, the “Guarantors”). If the Borrower achieves a debt rating of BBB-, Baa3, and/or BBB- (or higher) from any two of S&P, Moody’s, and Fitch, respectively, and no event of default has occurred or is continuing at such time and the Borrower provides a certification regarding the foregoing to the administrative agent (a “Fall-Away Event”), the obligations of the Borrower under the new senior secured revolving credit facility will instead be required to be guaranteed by each existing and future direct and indirect domestic subsidiary of the Borrower only to the extent such subsidiary guarantees other indebtedness of the Borrower in an aggregate principal or committed amount in excess of $50,000,000.

The new senior secured revolving credit facility is secured by liens on substantially all of the Borrower’s and the Guarantors’ present and after-acquired assets (subject to certain exceptions), including domestic accounts receivable, inventory, certain trademarks and patents, and certain equity interests in direct material subsidiaries of the Borrower and the Guarantors. If a Fall-Away Event occurs, all collateral securing the new senior secured revolving credit facility shall be permanently released.

Restrictive Covenants and Other Matters

The Credit Agreement contains customary covenants, including, but not limited to, restrictions on the Borrower’s and its subsidiaries’ ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances, or investments, pay dividends, sell or otherwise dispose of assets, amend organizational documents, change accounting policies or reporting practices, or enter into negative pledges with respect to assets that constitute collateral. The restrictive covenants also contain customary exceptions, including the uncapped ability to make investments and pay dividends if, in each case, the pro forma total leverage ratio after giving effect to such investment or dividend will be at least 0.25 to 1.00 inside the then-applicable total leverage ratio financial covenant level. Further, if a Fall-Away Event occurs, the restrictive covenants governing investments, dividends, negative pledges, and changes in accounting policies or reporting practices will no longer apply.

The Credit Agreement requires the maintenance of (a) an interest coverage ratio of not less than 2.75 to 1.00 as of the end of each fiscal quarter and (b) a total leverage ratio as of the end of each fiscal quarter, not to exceed 4.50 to 1.00 as of the end of the fiscal quarter ending September 30, 2022, with certain specified step-downs to occur thereafter with respect to subsequent fiscal quarters.

The lenders party to the Credit Agreement and their respective affiliates have various banking arrangements with the Company in the ordinary course of business, for which they receive customary fees and expenses.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the actual text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

On September 15, 2022, in connection with the entry into the Credit Agreement, the Company terminated the commitments and satisfied all outstanding obligations under that certain Syndicated Facility Agreement, dated as of December 20, 2017 (as amended to date), by and among the Company, certain domestic and foreign subsidiaries of the Company, as additional borrowers, certain other domestic and foreign subsidiaries of the Company, as guarantors thereunder, Bank of America, N.A., as global administrative agent, collateral agent, and Australian security trustee, and the other lenders and financial institutions party thereto.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Revolving Credit Agreement, dated as of September 15, 2022, among the Company, as the borrower, Bank of America, N.A., as Administrative Agent, BofA Securities, Inc., Citibank, N.A., and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners, Citibank, N.A. and Wells Fargo Securities, LLC, as Co-Syndication Agents, and the other financial institutions party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer, and Secretary

Dated: September 19, 2022